UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2024

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Partial Redemption by ITC Great Plains, LLC of 4.16% First Mortgage Bonds, Series A, due 2044

On May 24, 2024, ITC Great Plains, LLC (“ITC Great Plains”), a wholly-owned subsidiary of ITC Holdings Corp., notified Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), under the First Mortgage and Deed of Trust, dated as of November 12, 2014 (the “Original Indenture”), among ITC Great Plains and the Trustee, as amended and supplemented by the First Supplemental Indenture, dated as of November 12, 2014 (the “First Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), governing ITC Great Plains’ 4.16% First Mortgage Bonds, Series A, due November 26, 2044 (the “Notes”), that ITC Great Plains will redeem $50,000,000 aggregate principal amount of the Notes, at a redemption price as determined by ITC Great Plains equal to the excess, if any, of the Discounted Value (as defined in the Indenture) of the Remaining Scheduled Payments (as defined in the Indenture) with respect to the Called Principal (as defined in the Indenture) of the Notes being redeemed over the amount of such Called Principal, plus accrued and unpaid interest thereon to, but excluding, June 24, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.

Date: May 24, 2024	By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary